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                                                                 Exhibit 10.23.1

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification agreement is entered into as of December 15, 1999, by and between Synplicity, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated September 9, 1998 as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Three Million Dollars ($3,000,000), a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000) and a Term Loan in the principal amount of Three Hundred Forty Four Thousand Four Hundred Forty Four and 40/100 Dollars ($344,444.40). Defined terms used by not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.  Modification(s) to Loan Agreement

         1. The profitability covenant as described in Section 6.7 entitled "Financial Covenants" is hereby amended to read as follows:

             Profitability. Borrower will be profitable each quarter, except that Borrower may suffer losses, provided such losses do not exceed:


        Amount                        Quarter Ending
        ------                        --------------
        $1,800,000                    December 31, 1999
        $1,950,000                    March 31, 2000
        $1,600,000                    June 30, 2000

     B.  Waiver of Covenant Default.

         1. Bank hereby waives Borrower's default under the Loan Agreement by virtue of Borrower's failure to comply with the Profitability covenant as of the quarter ended September 30, 1999. Bank's waiver of Borrower's compliance of this covenant shall apply only the foregoing period. Accordingly, for the quarter ending December 31, 1999, Borrower shall be in compliance with this covenant, as amended herein.

              Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.
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4.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of One Thousand Dollars ($1,000) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                       BANK:

SYNPLICITY, INC.                                SILICON VALLEY BANK

By: /s/ Douglas S. Miller                       By: /s/ Kevin J. Conway
   ----------------------                          --------------------

Name: Douglas S. Miller                         Name: Kevin J. Conway
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Title: VP Finance & CFO                         Title: Vice President
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